SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                  Date of earliest event reported, May 12, 2004



                               ALPHA HOLDING, INC.



         Delaware                     000-32307                   59-3518707
-----------------------        ----------------------         ----------------
 State of Incorporation       (Commission File Number)       (IRS I.D.  Number)


                  % Rodney Koch, 4146 Gallagher's Forest South
                          Kelowna, B.C. V1W 4X2 Canada
                  --------------------------------------------
               (Address of principal executive offices)(Zip Code)



              (Registrant's telephone number, including area code)



                515 Madison Avenue,Suite 2100, New York, NY 10022
               --------------------------------------------------
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant

     On May 12, 2004 Madison Holdings, Inc. sold 1,260,000 restricted shares of common stock constituting approximately 33% of the Registrants issued and outstanding common stock as follows: 840,000 of the shares were sold to Sea Horse International Ventures, Inc. and 420,000 shares were sold to Graham Millington. The aggregate purchase price for the shares was $50,000. On May 12, 2004 the Registrant issued 3,020,000 restricted common shares for Sea Horse International Ventures, Inc. and 1,510,000 restricted common shares to Graham Millington. As a result of the sale and stock issuance, Sea Horse owns a total of 3,860,000 of Registrant's common stock constituting approximately 46% of the Company's issued and outstanding shares and Graham Millington owns 1,930,000 shares of the Company's issued and outstanding shares constituting approximately 23% of the Company's issued and outstanding shares.




Item 5. Other Events.

On May 12,2004, John R. Rice, III and Joseph F. Ingrassia resigned as officers and directors of Registrant and the following were appointed as Officers and Directors of the Registrant.

Rodney Koch                Chairman and Director

Graham Millington          President and Chief Executive Officer

Wayne Izumi                Secretary, Director


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 9, 2004


                                        ALPHA HOLDING, INC.
                                             (Registrant)


                                        By: /s/ Graham Millington
                                            ------------------------------------
                                                Graham Millington, President